FREEDOM HOLDING CORP. ANNOUNCES THAT IT IS CONSIDERING AN OFFERING OF ITS COMMON STOCK IN KAZAKHSTAN

NEW YORK, April 9, 2026 (GLOBE NEWSWIRE) - Freedom Holding Corp. (Nasdaq: FRHC), an international financial technology group, today announced that it is considering an offering of its common stock in Kazakhstan. The offering, if the company determines to proceed with such an offering, would be conducted outside the United States in reliance on Regulation S under the Securities Act of 1933.

This announcement is not and does not form part of any offer or solicitation to purchase or subscribe for securities in the United States. Securities to be offered in the potential offering mentioned above have not been registered under the Securities Act of 1933 (the “Securities Act”) and may not be offered or sold in the United States (or to a U.S. person) absent registration or an applicable exemption from the registration requirements of the Securities Act.

This announcement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify these statements by the use of words like “may”, “will”, “could”, “should”, “believe”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “intend”, “target”, “future”, and variations of these words or comparable words. These statements include statements relating to FRHC’s potential offering mentioned above. These forward-looking statements are based on current expectations or beliefs, and are subject to changes in circumstances as well as a number of risks and uncertainties, which could cause the actual results to differ materially from those indicated in the forward-looking statements. Such risks include risks relating to the potential offering mentioned above, including that such an offering does not proceed or if it does proceed, the ultimate results of such an offering. Except as required by law, FRHC undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.